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                                                                     Exhibit 5.1


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                January 15, 1999



Net.B@nk, Inc.
950 North Point Parkway
Suite 350
Alpharetta, Georgia  30005

         RE: REGISTRATION OF 2,725,500 SHARES OF COMMON STOCK; REGISTRATION STATEMENT ON FORM S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Net.B@nk, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), of up to 2,725,500 shares of common stock, $.01 par value ("Common Stock"), of the Company (the "Shares").

         In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on December 23, 1998, as amended by Pre-Effective Amendment No. 1 thereto, which is to be filed with the Commission on the date hereof, and the proposed form of Underwriting Agreement among Bear, Stearns & Co. Inc., Morgan Keegan & Company, Inc., Raymond James & Associates, Inc. and Kelton International Ltd. on behalf of themselves and the several underwriters named therein, the Selling Shareholder named therein and the Company (the "Underwriting Agreement") to be used in effecting the sale of the Shares, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the shares of Common Stock to be sold


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Net.B@nk, Inc.
January 15, 1999
Page 2


by the Company, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and that the shares of Common Stock to be sold by the Selling Shareholder are validly issued, fully paid and non-assessable.



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Net.B@nk, Inc.
January 15, 1999
Page 3


         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                             Very truly yours,



                                  /s/     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP